MOEN AND COMPANY
                            CHARTERED ACCOUNTANTS

Securities Commission Building
PO Box 10129                                       Telephone:      (604)662-8899
Suite 1400 - 701 West Georgia Street               Fax:            (604)662-8809
Vancouver, British Columbia                        Email:       moenca@telus.net
Canada V7Y 1C6
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                               EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 2004 applicable to balance sheet as of December 31, 2003 and the related statements of operations, retained earnings, cash flows and changes in stockholders' equity for the period from the date of inception on June 9, 2003 to December 31, 2003, included in the Registration Statement on Form SB-2 and related Prospectus of Goldstrike, Inc. for the registration of shares of its common stock.



"MOEN AND COMPANY"
    ("Signed")
CHARTERED ACCOUNTANTS

Vancouver, Canada

March 10, 2004